ITRON, INC.
COMPUTATION OF EARNINGS PER SHARE
(In thousands)
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
                                                                                                  Three Months Ending March 31,
                                                                                                -------------------------------

                                                                                                    1998            1997
                                                                                                --------------  --------------

Weighted average number of common shares outstanding                                               14,631          13,419
                                                                                                ==============  ==============

 EPS based on average market price                                                                  $0.01          ($0.24)


                                                                                                     1998            1997
                                                                                                --------------  --------------

Weighted average number of common shares outstanding                                                14,631         13,419

Dilutive effect of outstanding common stock options and warrants at average market price               221           -
                                                                                                --------------  --------------

Weighted average shares outstanding based on ending market price                                    14,852         13,419
                                                                                                ==============  ==============

Diluted EPS based on average market price                                                            $0.01         ($0.24)

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